Exhibit 99.1

Marinus Pharmaceuticals Provides Business Update and Reports First Quarter 2023 Financial Results

●	ZTALMY® (ganaxolone) first quarter U.S. net product revenue of $3.3 million
●	Now planning to conduct an interim analysis for the Phase 3 refractory status epilepticus trial in the second half of 2023
●	CHMP opinion for ZTALMY in CDKL5 deficiency disorder expected by end of May; European Medicines Agency communicated that the major objection related to the choice of regulatory starting material has been resolved
●	Phase 3 tuberous sclerosis complex (TSC) trial data now expected mid-2024
●	Received a notice of allowance from the USPTO for a new method of use patent for ganaxolone in TSC; when granted, the term will run through 2040
●	Entered exclusive distribution and supply agreement with Biologix for ZTALMY in select markets in the Middle East and North Africa
●	Cash runway into second half of 2024 with cash, cash equivalents and short-term investments of $199.2 million as of March 31, 2023
●	Marinus to host conference call on May 11, 2023, at 8:30 a.m. ET

RADNOR, Pa. – May 11, 2023 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today reported business highlights and financial results for the first quarter ended March 31, 2023.

“We are pleased with our 2023 first quarter ZTALMY revenue in the U.S. and are on track to meet our previously stated full year revenue guidance of $15-17 million,” said Scott Braunstein, M.D., Chairman and Chief Executive Officer of Marinus. “As part of our commitment to provide ganaxolone to a growing number of patients in several important global regions, we are collaborating with Orion Corporation to prepare for a potential launch in Europe, have entered into a distribution agreement with Biologix for the Middle East and North Africa, and continue to work closely with Tenacia on development and commercialization in China.”

“We are now planning to conduct an interim analysis in RAISE, our Phase 3 refractory status epilepticus trial, and if it meets the predefined stopping criteria, plan to share these results before year end,” continued Dr. Braunstein.

ZTALMY®

●	ZTALMY® (ganaxolone) oral suspension CV U.S. net product revenue of $3.3 million for the first quarter of 2023
o	Continued growth in commercial patients with approximately 100 patients active on therapy at the end of the first quarter of 2023
●	Expanded commercial coverage for ZTALMY with approximately 225 million covered lives, including both commercial and government programs

Clinical Pipeline

Status Epilepticus

●	Phase 3 RAISE trial of intravenous (IV) ganaxolone in refractory status epilepticus (RSE) continues to advance with Marinus now planning to conduct an interim analysis, and if it meets the pre-defined stopping criteria, to report topline data before year end 2023
o	IV formulation of ganaxolone with new citrate buffer planned to be incorporated into the RAISE trial in the second quarter of 2023
o	Registration batches of this formulation have been placed on stability; shelf life expected to be 24 months
●	16 patients have now been treated for super refractory status epilepticus under emergency INDs
●	Phase 3 RAISE II trial in RSE (for European registration) enrollment anticipated to begin in the second half of 2023
●	Phase 2 RESET trial in established status epilepticus (ESE) completion of first cohort anticipated before year end 2023

Ganaxolone development in the RAISE trial is being funded in part by the Biomedical Advanced Research and Development Authority (BARDA), part of the Administration for Strategic Preparedness and Response at the U.S. Department of Health and Human Services, under contract number 75A50120C00159.

CDKL5 Deficiency Disorder Marketing Authorization Application (MAA)

●	The Committee for Medicinal Products for Human Use (CHMP) opinion on the MAA is expected by the end of May 2023
●	The European Medicines Agency communicated that the major objection related to the choice of regulatory starting material has been resolved
●	Collaborating with Orion Corporation to prepare for a potential commercial launch in Europe

Tuberous Sclerosis Complex (TSC)

●	Continue to enroll patients in the Phase 3 TrustTSC trial of oral ganaxolone at sites in the U.S. and Europe with topline data now anticipated mid-2024, primarily due to administrative and regulatory delays in certain ex-U.S. countries
●	Expect vast majority of clinical sites will be ready to enroll patients by mid-year 2023, including sites in Canada, Israel, China, Italy, Belgium and Australia
●	Received notice of allowance from the United States Patent and Trademark Office for a new method of use patent for ganaxolone in TSC; when granted, the term of this patent will run through 2040

Second Generation Product Development

●	Pending FDA feedback and agreement, multiple ascending dose (MAD) trial now expected to initiate in the third quarter of 2023 with preliminary data expected by year end 2023
●	Planning to finalize clinical program design for Lennox-Gastaut syndrome in the first quarter of 2024, pending results of the MAD trial

●	Prodrug development continues to advance with lead oral candidate selected; Phase 1 data targeted for 2024

General Business and Financial Update

●	For the fiscal year 2023, the Company maintains its prior guidance with expected ZTALMY U.S. net product revenues of between $15 million and $17 million, BARDA revenues in the range of $8 million to $11 million and total GAAP operating expenses, inclusive of SG&A and R&D, in the range of $165 to $175 million, of which the company expects stock-based compensation of approximately $16 million.
●	Entered exclusive distribution and supply agreement with Biologix for ganaxolone in select markets in the Middle East and North Africa.
●	Initiated U.S. onshoring of the manufacturing capabilities for ganaxolone API which has the potential to drive a greater than 30% reduction in API supply cost.
●	Expect that cash, cash equivalents, and short-term investments of $199.2 million as of March 31, 2023, will be sufficient to fund the Company’s operating expenses, capital expenditure requirements and maintain the minimum cash balance of $15 million required under the Company’s debt facility into the second half of 2024.

Financial Results

●	Recognized $3.3 million in net product revenues for the three months ended March 31, 2023. Net product revenue consists of ZTALMY product sales, which was launched in the U.S. in the third quarter of 2022.
●	Recognized $7.0 million in Biomedical Advanced Research and Development Authority (BARDA) federal contract revenue for the three months ended March 31, 2023, as compared to $1.5 million for the same period in the prior year. The increase was primarily driven by activity associated with start-up of the API onshoring initiative.
●	Research and development expenses were $27.9 million for the three months ended March 31, 2023, compared to $18.0 million for the same period in the prior year; the increase was due primarily to increased costs associated with our API onshoring effort, increased TSC and RSE clinical trial activity, and increased headcount.
●	Selling, general and administrative (SG&A) expenses were $15.2 million for the three months ended March 31, 2023, as compared to $11.7 million for the same period in the prior year; the primary drivers of the change were increased headcount and commercial support for the U.S. launch of ZTALMY.
●	The Company reports a net loss of $34.7 million for the three months ended March 31, 2023; cash used in operating activities increased to $41.5 million for the three months ended March 31, 2023, compared to $27.7 million for the same period a year ago.
●	At March 31, 2023, the Company had cash, cash equivalents, and short-term investments of $199.2 million, compared to $240.6 million at December 31, 2022.

Readers are referred to, and encouraged to read in its entirety, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, to be filed with the Securities and Exchange Commission, which includes further detail on the company’s business plans, operations, financial condition, and results of operations.

Selected Financial Data (in thousands, except share and per share amounts)

	March 31, 2023 (Unaudited)	December 31, 2022
ASSETS
Cash and cash equivalents	$146,904	$240,551
Short-term investments	52,297	-
Other assets	27,616	18,967
Total assets	$226,817	$259,518
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$21,514	$25,017
Long term debt, net	71,498	71,018
Revenue interest financing payable, net	30,893	29,857
Other long-term liabilities	17,827	17,626
Total liabilities	141,732	143,518
Total stockholders’ equity	85,085	116,000
Total liabilities and stockholders’ equity	$226,817	$259,518

	Three Months Ended March 31,
	2023 (unaudited)	2022 (unaudited)
Revenue:
Product revenue, net	$3,332	$-
Federal contract revenue	7,048	1,513
Collaboration revenue	-	12,673
Total revenue	10,380	14,186
Expenses:
Research and development	27,933	17,991
Selling, general and administrative	15,204	11,737
Cost of product revenue	206	-
Cost of IP license fee	-	1,169
Total expenses:	43,343	30,897
Loss from operations	(32,963)	(16,711)
Interest income	2,343	12
Interest expense	(4,147)	(1,692)
Other income (expense), net	37	(970)
Net loss	$(34,730)	$(19,361)
Per share information:
Net loss per share of common stock- basic and diluted	$(0.67)	$(0.52)

Basic and diluted weighted average shares outstanding	51,769,685	36,890,568

Other comprehensive income
Unrealized gain on available-for-sale securities	74	-
Total comprehensive loss	$(34,656)	$(19,361)

Conference Call Information

Participants may access the conference call via webcast on the Investor page of Marinus’ website at ir.marinuspharma.com/events-and-presentations. An archived version of the call will be available approximately two hours after the completion of the event on the website.

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company’s commercial product, ZTALMY® (ganaxolone) oral suspension CV, has been approved by the U.S. FDA for the treatment of seizures associated with CDKL5 deficiency disorder in patients two years of age and older. The potential of ganaxolone is also being studied in other seizure disorders, including in Phase 3 trials in tuberous sclerosis complex and refractory status epilepticus. Ganaxolone is a neuroactive steroid GABAA receptor modulator that acts on a well-characterized target in the brain known to have anti-seizure effects. It is being developed in IV and oral formulations to maximize therapeutic reach for adult and pediatric patients in acute and chronic care settings. For more information visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our commercialization and marketing plans for ZTALMY; the potential benefits ZTALMY will provide for physicians and patients; the potential benefits from the U.S. onshoring of the manufacturing capabilities for ganaxolone API; our expectations regarding the ZTALMY One program; statements regarding our expected clinical development plans, enrollment in our clinical trials, regulatory communications and submissions for ganaxolone, and the timing thereof; our expected cash runway; our expectations regarding BARDA funding; our expectations and beliefs regarding the FDA and EMA with respect to our product candidates; our expectations regarding the development of new formulations and prodrug candidates; our expectation regarding the impact of the COVID-19 pandemic on our business and clinical development plans; our financial projections; the potential safety and efficacy of ganaxolone, as well as its therapeutic potential in a number of indications; and other statements regarding the company's future operations, financial performance, financial position, prospects, objectives and other future event.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, unexpected results or delays in the commercialization of ZTALMY; unexpected market acceptance, payor coverage or future prescriptions and revenue generated by ZTALMY; unexpected actions by the FDA or other regulatory agencies with respect to our products; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the varying interpretation of clinical data; our ability to comply with the FDA’s requirement for additional post-marketing studies in the required time frames; the timing of regulatory filings for our other product candidates; the potential that regulatory authorities, including the FDA and EMA, may not grant or may delay approval for our product candidates including with respect to the CDD MAA; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; our ability to obtain and maintain regulatory approval for our product candidate; our ability to develop new formulations of ganaxolone or prodrugs; our ability to obtain, maintain, protect and defend intellectual property for our product candidates; the potential negative impact of third party patents on our or our collaborators’ ability to commercialize ganaxolone; delays, interruptions or failures in the manufacture and supply of our product candidate; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the company’s ability to obtain additional funding to support its clinical development and commercial programs; the potential for our ex-US partners to breach their obligations under their respective agreements with us or terminate such agreements in accordance with their respective terms; the risk that drug product quality requirements may not support continued clinical investigation of our product candidates and result in delays or termination of such clinical studies and product approvals; the effect of the COVID-19 pandemic on our business, the medical community, regulators and the global economy; and the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our product candidate. This list is not exhaustive and these and other risks are described in our periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contact
Sasha Damouni Ellis
Senior Vice President, Corporate Affairs & Investor Relations
Marinus Pharmaceuticals, Inc.
sdamouni@marinuspharma.com